Exhibit 4.1

COMSTOCK RESOURCES, INC.,

GUARANTORS

NAMED HEREIN

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of July 16, 2004

to

INDENTURE

dated as of February 25, 2004

6 7/8% Senior Notes due 2012

Exhibit 4.1

     THIS THIRD SUPPLEMENTAL INDENTURE dated as of July 16, 2004 (as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, this “Third Supplemental Indenture”), is among COMSTOCK RESOURCES, INC., a Nevada corporation (hereinafter called the “Company”), the GUARANTORS (as defined in the Indenture) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture (as defined below).

RECITALS OF THE COMPANY

     WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of February 25, 2004 (the “Original Indenture”), as the same was amended and supplemented by that certain First Supplemental Indenture dated as of February 25, 2004 (the “First Supplemental Indenture”) and by that certain Second Supplemental Indenture dated as of March 11, 2004 (the “Second Supplemental Indenture,” and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company from time to time, and the establishment of the terms of, the Company’s 6 7/8% Senior Notes due 2012;

     WHEREAS, Section 6.10 of the First Supplemental Indenture provides that each Restricted Subsidiary that guarantees the payment of, assumes or in any other manner becomes liable (whether directly or indirectly) with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Facility, will execute and deliver a supplemental indenture agreeing to be bound by the terms of the Indenture applicable to a Guarantor and providing for a Guarantee of the Securities;

     WHEREAS, effective July 16, 2004, (i) Comstock Offshore, LLC, a Nevada limited liability company (“Comstock Offshore”) transferred substantially all of its assets to Bois d’Arc Energy, LLC, a Nevada limited liability company (“Newco”), in exchange for membership interests in Newco, (ii) Bois d’Arc Holdings, LLC, a Nevada limited liability company (“BDA Holdings”), became a wholly-owned subsidiary of Newco and owned a 0.1% general partner interest in Bois d’Arc Properties, LP, a Nevada limited partnership (“BDA Properties”), (iii) Bois d’Arc Oil & Gas Company, LLC, a Nevada limited liability company (“BDAOG”), became a wholly-owned subsidiary of Newco and owned a 1% general partnership interest in Bois d’Arc Offshore, Ltd., a Nevada limited partnership (“BDAO”), (iv) Newco owned a 99.9% limited partnership interest in BDA Properties, and (v) Newco owned a 99.0% limited partnership interest in BDAO; and

     WHEREAS, each of Newco, BDA Holdings, BDA Properties, BDAOG and BDAO (collectively, the “Additional Guarantors”) have become Restricted Subsidiaries and desire to execute this Third Supplemental Indenture for the purpose of agreeing to be bound by the terms of the Indenture applicable to a Guarantor and providing for a Guarantee of the Securities.

     NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

ARTICLE I.

     Section 1.1 Additional Guarantors.

     (a) From the date of this Third Supplemental Indenture, in accordance with Section 6.10 of the First Supplemental Indenture, each of the Additional Guarantors shall be subject to the provisions, and agrees to be bound by the terms, of the Indenture applicable to a Guarantor; and each of the Additional Guarantors hereby unconditionally, jointly and severally, guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company’s obligations under the Indenture and the Securities.

     (b) Notwithstanding the foregoing and the other provisions of the Indenture, the Guarantees of the Additional Guarantors shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 9.3 of the First Supplemental Indenture.

ARTICLE II

     Section 2.1 Ratification of Indenture.

     As supplemented by this Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2.2 Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Third Supplemental Indenture by any provision of the Trust Indenture Act, such required provisions shall control.

     Section 2.3 Counterparts.

     This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 2.4 Governing Law.

     This Third Supplemental Indenture and the Guarantees contained herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

ISSUER: COMSTOCK RESOURCES, INC.
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

GUARANTORS: COMSTOCK OIL & GAS, LP
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting in its capacity as the sole member of Comstock Oil & Gas GP, LLC, a Nevada limited liability company, and as the sole member of such entity, acting on behalf of such entity in such entity's capacity as the sole general partner of Comstock Oil & Gas, LP, a Nevada limited partnership

COMSTOCK OIL & GAS HOLDINGS, INC.
By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

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COMSTOCK OIL & GAS-LOUISIANA, LLC
/s/ ROLAND O. BURNS
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

COMSTOCK OFFSHORE, LLC
/s/ ROLAND O. BURNS
Roland O. Burns
Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

COMSTOCK OIL & GAS GP, LLC
/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Comstock Resources, Inc., a Nevada corporation, acting on behalf of such entity in its capacity as the sole member of Comstock Oil & Gas GP, LLC

COMSTOCK OIL & GAS INVESTMENTS, LLC
/s/ ROLAND O. BURNS
Roland O. Burns
Manager

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ADDITIONAL GUARANTORS:

BOIS D’ARC ENERGY, LLC

/s/ ROLAND O. BURNS

Roland O. Burns
Manager,
Chief Financial Officer and
Secretary

BOIS D’ARC HOLDINGS, LLC

By:	Bois d’Arc Energy, LLC, its sole member

/s/ ROLAND O. BURNS

Roland O. Burns
Manager,
Chief Financial Officer and Secretary

BOIS D’ARC PROPERTIES, LP

By:	Bois d’Arc Holdings, LLC, its general partner

	By:	Bois d’Arc Energy, LLC, its sole member

/s/ ROLAND O. BURNS

Roland O. Burns
Manager,
Chief Financial Officer
and Secretary

BOIS D’ARC OIL & GAS COMPANY, LLC

Bois d’Arc Energy, LLC, its sole member

	By:	/s/ ROLAND O. BURNS

Roland O. Burns
Manager,
Chief Financial Officer and Secretary

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BOIS D’ARC OFFSHORE, LTD.

By:	Bois d’Arc Oil & Gas Company, LLC, its general partner

Bois d’Arc Energy, LLC, its sole member

/s/ ROLAND O. BURNS

Roland O. Burns
Manager,
Chief Financial Officer and Secretary

TRUSTEE:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

/s/ PATRICK T. GIORDANO

Patrick T. Giordano Vice President